Exhibit 99.2
STRICTLY PRIVATE AND CONFIDENTIAL Investor Presentation Town and Country Financial Corporation Merger August 23, 2022 HBT Financial, Inc.

Special Note Concerning Forward - Looking Statements Certain statements in this presentation, including any statements regarding the expected timetable for completion of the prop ose d transaction, the results, effects and benefits of the proposed transaction, future opportunities and any other statements regarding future expectations, beliefs, plans, objectives, financi al conditions, assumptions or future events or performance that are not historical facts are “forward - looking” statements based on assumptions currently believed to be valid. The words “anticipate,” “believe,” “expect,” “if,” “estimate,” “will,” “potential,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward - looking statements. Specific forward - looking statements include statements regarding the completion of the proposed transaction and the anticipated growth opportunities from the proposed transaction. The forward - look ing statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities L iti gation Reform Act of 1995. These forward - looking statements involve significant risks and uncertainties that could cause actual results to differ materiall y from those anticipated, including, but not limited to, the possibility that stockholders of Town and Country Financial Corporation (“Town and Country”) may not approve the merger agreement; the risk th at a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be dela yed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of ma nagement time on transaction - related issues; the ultimate timing, outcome and results of integrating the operations of Town and Country into those of HBT; the effects of the merger in HBT’s f utu re financial condition, results of operations, strategy and plans; and regulatory approvals of the transaction. Additional factors that could cause results to differ materially from those described above can be found in HBT’s Annual Repo rt on Form 10 - K for the year ended December 31, 2021 and in its subsequently filed Quarterly Reports on Form 10 - Q, and in other documents HBT files with the Securities and Exchange Commission (“SEC”), each of which is on file with the SEC and available from HBT’s website at https://ir.hbtfinancial.com. All forward - looking statements speak only as of the date they are made and are based on information available at that time. Nei ther HBT nor Town and Country assumes any obligation to update forward - looking statements to reflect circumstances or events that occur after the date the forward - looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward - looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. 1

Important Information and Where to Find It

In connection with the proposed transaction, HBT and Town and Country intend to file materials with the SEC, including a Registration Statement on Form S-4 of HBT that will include a proxy statement of Town and Country and a prospectus of HBT. After the Registration Statement is declared effective by the SEC, HBT and Town and Country intend to mail a definitive proxy statement/prospectus to the stockholders of Town and Country. This presentation is not a substitute for the proxy statement/prospectus or the Registration Statement or for any other document that HBT or Town and Country may file with the SEC and send to Town and Country's stockholders in connection with the proposed transaction. TOWN AND COUNTRY'S STOCKHOLDERS ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY HBT OR T&C WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HBT, TOWN AND COUNTRY, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors will be able to obtain free copies of the Registration Statement and proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by HBT and Town and Country with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by HBT will be available free of charge from HBT's website at https://ir.hbtfinancial.com or by contacting HBT's Investor Relations Department at HBTIR@hbtbank.com.

Participants in the Proxy Solicitation

HBT, Town and Country and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Town and Country's stockholders in connection with the proposed transaction. Information regarding the executive officers and directors of HBT is included in its definitive proxy statement for its 2022 annual meeting filed with the SEC on April 5, 2022. Information regarding the executive officers and directors of Town and Country and additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above.

No Offer or Solicitation

This presentation does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

HBT Financial

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Transaction Highlights 3 • Merger with high - performing Illinois - based community bank continues HBT’s growth strategy • Partners two highly compatible franchises with shared relationship - based approach and commitment to the communities they serve • Franchise expansion in Illinois gaining entry into the Springfield, St. Louis Metro East, Decatur, Jacksonville and Quincy markets Strategically Compelling Financially Attractive • Anticipated EPS accretion of 17% 1 in first full - year with cost savings • Manageable TBV dilution at closing with an earnback of 2.0 years using the crossover method • Projected 20%+ internal rate of return exceeds internal targets • Strong commercial customer base and core deposit franchise Low Risk Transaction • Long history and deep respect between ownership groups • Similar conservative credit cultures • Completed comprehensive due diligence process • Experienced acquirer with a core competency in integration processes 1 EPS accretion excludes transaction expenses and assumes transaction closing during the first quarter of 2023

Transaction Summary 4 Buyer ▪ HBT Financial, Inc. (NASDAQ: HBT) ▪ Bloomington, IL ▪ Roots back to 1920 Seller ▪ Town and Country Financial Corporation (OTC: TWCF) ▪ Springfield, IL ▪ Established 1962 Consideration ▪ Shareholder election (subject to proration) of either 1.9010 common shares of HBT (fixed exchange ratio) or $35.66 of cash for each common share of Town and Country Financial Corporation ▪ Approximately $38 million in aggregate cash consideration (fixed) with remainder in HBT common shares (totaling approximately 3.379 million HBT common shares) Transaction Value¹ ▪ $101.4 million in aggregate ▪ $35.66 per share Valuation Multiples¹ ▪ 139% of Tangible Book Value ▪ 8.3x LTM Earnings ▪ 5.7x LTM Earnings + Fully Phased - In Cost Savings ▪ 8.9x 2022E Earnings ▪ 4.2% Premium on core deposits ▪ Pay - to - Trade ratio of 88% Pro Forma Ownership ▪ ~89% HBT / ~11% TWCF Expected Closing ▪ First Quarter of 2023 and subject to regulatory approval 1 Transaction value and valuation multiples are based on financial data as of June 30, 2022 and market data as of August 22 , 2022

Overview of Town and Country Financial Corporation

Overview

Town and Country Financial Corporation

- Town and Country Financial Corporation ("TWCF") was founded in 1962 and is based in Springfield, IL
- TWCF operates in central Illinois through 10 branches in Springfield, Decatur, Lincoln, Quincy, Jacksonville, Bloomington, and metro-east St. Louis
- Highly profitable bank with LTM ROAA of 1.36%
- Commercially focused with 12% C&I and 40% CRE
- Stable, low-cost deposit base with total cost of deposits of 10 bps during the first half of 2022
- Strong noninterest income / operating revenue[1] of 37% during the first half of 2022

Branch Footprint


TWCF (10)
Pekin
Bloomington
Macomb
Lincoln
Clinton
Urbana
Danville
Quincy
Hannibal
Jacksonville
Springfield
Decatur
Macon
Paris
Taylorville
Sullivan
Charleston
Terre Haute
Moberly
Mexico
Jerseyville
Hillsboro
Effingham
Robinson
Columbia
Fulton
Troy
Alton
Greenville
Vandalia
Warrenton
St Charles
Edwardsville
Clayton
Olney
Vincennes
Ballwin
St Louis
Salem
Jefferson City
Belleville

Financial Highlights ($mm)

As of or for the period ended	2020	2021	2022Q2 YTD
Total assets	$898	$907	$876
Total loans, HFI[2]	641	632	626
Total deposits	727	780	738
% Core deposits[3]	90.9%	94.0%	92.6%
Loans-to-deposits	88.1%	81.0%	84.8%
ROAA	0.81%	1.26%	1.46%
Cost of deposits	0.50%	0.13%	0.10%[4]
NIM	3.34%	3.45%	3.41%
Yield on loans	4.34%	4.29%	4.17%[4]
Efficiency ratio	66.8%	65.1%	62.6%
NCOs / loans	0.12%	(0.01%)	0.00%
LLR / Gross Loans	1.55%	1.60%	1.50%

Note: Financial data as of June 30, 2022, unless otherwise indicated; [1] Operating revenue defined as the sum of net interest income and noninterest income; [2] Loans held for investment, before allowance for loan losses; [3] Excludes Jumbo CDs over $100,000; [4] Bank-level financial data;

HBT Financial

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Pro Forma Franchise Map 6 TWCF (10) HBT (61)

Pro Forma Loan & Deposit Mix 7 MRQ Pro Forma¹ Note: Regulatory data as of or for the quarter ended June 30, 2022; 1 Loan composition and balances exclude purchase accounting adjustments Yield on Loans: 4.62% Yield on Loans: 4.21% Yield on Loans: 4.54% Cost of Deposits: 0.05% Cost of Deposits: 0.10% Cost of Deposits: 0.06% Loan Composition Deposit Composition 1 - 4 13% Multi 11% CRE 36% C&I 10% C&D 14% Farm+Ag. 9% Cons.+Other 7% 1 - 4 23% Multi 14% CRE 40% C&I 12% C&D 6% Farm+Ag. 3% Cons.+Other 1% 1 - 4 15% Multi 12% CRE 37% C&I 11% C&D 12% Farm+Ag. 8% Cons.+Other 5% Nonint. Bearing 35% Trans. 5% MMDA + Savings 47% Retail CD 12% Jumbo CD 1% Nonint. Bearing 29% Trans. 8% MMDA + Savings 55% Retail CD 8% Jumbo CD 1% Nonint. Bearing 28% Trans. 9% MMDA + Savings 56% Retail CD 7% Jumbo CD 1%

Financial Impact 8 Key Assumptions ▪ Anticipated cost savings of 28.5% of TWCF’s noninterest expense base ▪ $13.5 million in estimated pre - tax transaction expenses ▪ Loan Credit Mark of 1.53% gross loans at closing, or $9.6 million ▪ 62.4%, or $6.0 million pre - tax, of the Loan Credit Mark is for PCD loans (recorded as ACL) ▪ 37.6%, or $3.6 million pre - tax, of the Loan Credit Mark, is for Non - PCD loans (accreted to income over life of loans) ▪ Day 2 CECL reserve of $3.6 million (1.0x Non - PCD Mark) ▪ Additional rate marks on loans, time deposits, FHLB borrowings, securities and trust preferred securities accreted through earnings EPS Accretion¹ ▪ 2023 estimated accretion of 17.2% ▪ 2024 estimated accretion of 17.1% TBV Impact ▪ Immediate TBV dilution of (4.7%) ▪ 2.00 year TBV earnback period using the crossover method Internal Rate of Return ▪ 20%+ IRR, above internal targets Pro Forma Capital at Closing ▪ 7.8% tangible common equity / tangible assets ▪ 9.7% tier 1 leverage ratio 1 EPS accretion excludes transaction expenses and assumes transaction closing during the first quarter of 2023

Track Record of Successfully Integrating Acquisitions BankPlus Morton, IL $231mm deposits 2007 2012 Bank of Illinois Normal, IL FDIC - assisted $176mm deposits Western Springs National Bank Western Springs, IL FDIC - assisted $184mm deposits 2011 Citizens First National Bank Princeton, IL FDIC - assisted $808mm deposits 2018 Farmer City State Bank Farmer City, IL $70mm deposits 2015 2010 Bank of Shorewood Shorewood, IL FDIC - assisted $105mm deposits National Bancorp, Inc. (American Midwest Bank) Schaumburg, IL $447mm deposits Lincoln S.B. Corp (State Bank of Lincoln) 1 Lincoln, IL $357mm deposits 1 Although the Lincoln Acquisition is identified as an acquisition in the above table, the transaction was accounted for as a c ha nge of reporting entity due to its common control with Company; 2 Total deposits as of June 30, 2022 9 2021 NXT Bancorporation, Inc. (NXT Bank) Central City, IA $181mm deposits Announced Town and Country Financial Corporation (Town and Country Bank) Springfield, IL $738mm deposits² 2022

HBT Financial, Inc.